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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 to the Registration Statement (Form S-3 No. 333-71116) and related Prospectus of Isis Pharmaceuticals, Inc. for the registration of 857,143 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 2001, with respect to the consolidated financial statements of Isis Pharmaceuticals, Inc. included in its Annual Report (Form 10-K, as amended on April 2, 2001) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Diego, California
October 29, 2001

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS